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                                                                      EXHIBIT 11

                        CHAMPION HEALTHCARE CORPORATION
                       COMPUTATION OF PER SHARE EARNINGS
                     (In thousands, except per share data)

                                                              THREE MONTHS ENDED                SIX MONTHS ENDED
                                                                   JUNE 30,                         JUNE 30,
                                                                -------------                   ----------------

                                                             1996           1995              1996            1995
                                                           ---------      ---------        ---------        ---------
         Primary:
         -------

         Weighted average shares outstanding                  13,323          4,244           12,642            4,236
         Net effect  of  dilute  stock  options  and
            warrants--(1)                                      1,397              -            1,136                -
                                                           ---------      ---------        ---------        ---------
         Total                                                14,720          4,244           13,778            4,236
                                                           =========      =========        =========        =========

         Net income (loss)                                 $     978      $    (289)       $   2,371        $    (112)
         Preferred stock dividend requirements                     -         (1,421)               -           (2,844)
         Accretion of preferred stock issuance cost              (49)           (68)             (98)            (136)
                                                           ---------      ---------        ---------        ---------
         Income (loss) applicable to common stock          $     929      $  (1,778)       $   2,273        $  (3,092)
                                                           =========      =========        =========        =========

         Income (loss) per share:
           Before extraordinary loss                       $    0.06      $   (0.16)       $    0.16        $   (0.47)
           Extraordinary loss                                      -          (0.26)               -            (0.26)
                                                           ---------      ---------        ---------        ---------
         Income (loss) per share                           $    0.06      $   (0.42)       $    0.16        $   (0.73)
                                                           =========      =========        =========        =========
         Fully Diluted:

         Weighted average shares outstanding                  13,323          4,244           12,642            4,236
         Net effect of dilutive stock options and
           warrants                                            1,327          3,946            1,167            3,946
         Assumed conversion of Preferred Stock(2)              5,343          9,920            5,280            9,920
                                                           ---------      ---------        ---------        ---------

         Total                                                19,993         18,110           19,089           18,102
                                                           =========      =========        =========        =========

         Net income (loss)                                 $     978      $    (289)       $   2,371        $    (112)
         Interest reduction, net of tax effect                     -            465                -              930
                                                           ---------      ---------        ---------        ---------

         Income applicable to common stock                 $     978      $     176        $   2,371        $     818
                                                           =========      =========        =========        =========

         Income (loss) per share:
           Before extraordinary loss                       $    0.05      $    0.07        $    0.12        $    0.11
           Extraordinary loss                                      -          (0.06)               -            (0.06)
                                                           ---------      ---------        ---------        ---------
         Income per share                                  $    0.05      $    0.01        $    0.12        $    0.05
                                                           =========      =========        =========        =========

(1) The effect of options was anti-dilutive for the quarter and six months ended June 30, 1995.
(2)  At June 30, 1996 and 1995, the Company had 2,605,714 and 10,408,285 shares of preferred stock outstanding, respectively.